                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             HON Industries, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

HON INDUSTRIES INC.
414 EAST THIRD STREET - P.O. BOX 1109
MUSCATINE, IA 52761-7109
319/264-7400



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The 1995 Annual Meeting of Shareholders of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), will be held at the Holiday Inn, Highways 61 and 38 North, Muscatine, Iowa, on Tuesday, May 9, 1995, beginning at 10:30 a.m., in order:

  1. To elect each of four Directors for a term of three years.

  2. To consider and act on a proposed 1995 Stock-Based Compensation Plan.

  3. To transact any other business that may properly be brought before the meeting or any adjournment thereof.

The holders of record as of the close of business on March 14, 1995, of HON INDUSTRIES common stock, par value $1.00 per share, are entitled to vote at the meeting.

We encourage you to attend the meeting. We want to keep you informed of the Company's activities and progress.

BY ORDER OF THE BOARD OF DIRECTORS,

[SIGNATURE OF A. MOSBY HARVEY, JR.]

A. Mosby Harvey, Jr.
Vice President, General Counsel and Secretary
March 24, 1995



  PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
                                    MEETING.

                                                                  March 24, 1995


                              HON INDUSTRIES INC.
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1995


GENERAL INFORMATION CONCERNING SOLICITATION OF PROXIES

This Proxy Statement is furnished by and on behalf of the Board of Directors of HON INDUSTRIES Inc. (the "Company" or "HON INDUSTRIES") in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on May 9, 1995, at the Holiday Inn in Muscatine, Iowa, and at any adjournment or postponement thereof (the "Annual Meeting").

There were 30,635,301 shares of the Company's common stock, par value $1.00 per share (the "Common Stock") outstanding (the "Shares") as of the close of business on March 14, 1995 ("Record Date"). This Proxy Statement and the enclosed proxy card will be first mailed on or about March 24, 1995, to the holders of Shares on the Record Date (the "Shareholders" or, individually, "Shareholder"). Shareholders shall be entitled to cast one vote per share for election of Directors and one vote per share on all other matters.

A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the Secretary a written revocation or a duly executed proxy bearing a later date. The proxy will be suspended if the Shareholder attends the meeting and elects to vote in person. Proxies that are signed but unmarked will be voted as recommended by the Board of Directors.

The Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for purposes of determining whether or not a quorum exists. Such non-votes will not be considered to be voting on the matters as to which they exist and, thus, will not be counted in determining whether such matters have been approved by two-thirds of the Shares entitled to vote in the election of Directors and by the majority of the Shares entitled to approve the 1995 Stock-Based Compensation Plan.

The affirmative vote of the holders of a majority of the Shares entitled to vote is required for adoption of motions, resolutions, and actions previously recommended by a majority of the Board of Directors, except for changes in voting requirements, election or removal of Directors, or approval of mergers, consolidations, and certain other corporate combinations. Changes in voting rights, election or removal of Directors, and motions, resolutions, and actions not previously recommended by a majority of the Board of Directors require the affirmative vote of the holders of two-thirds of the Shares entitled to vote. Approvals of mergers, consolidations, and certain other corporate combinations require the affirmative vote of an amount equal to all shares held by persons who beneficially own 10 percent or more of the Company's outstanding Common Stock plus two-thirds of the remaining outstanding Common Stock.


PROPOSAL NO. 1 - ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, four Directors are each to be elected to hold office for terms of three years and until their successors are elected and shall qualify. The Board of Directors recommends the election of the four nominees listed on the following page. The named proxies intend to vote for the election of the four nominees. If, at the time of the meeting, any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, unless otherwise directed. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Set forth below is certain information furnished to the Company by each nominee and each Director continuing in office after the Annual Meeting.


                             NOMINEES FOR ELECTION

                                                                                                               COMMON STOCK
                                                                                                          AS OF MARCH 14, 1995
                                                                                                          ---------------------
                                                                                                          AMOUNT AND
                              PRINCIPAL OCCUPATION AND                                  NOMINATED         NATURE OF     PERCENT
                             BUSINESS EXPERIENCE DURING                DIRECTOR         FOR TERM          BENEFICIAL      OF
NOMINEES                         THE PAST FIVE YEARS      AGE           SINCE           EXPIRING          OWNERSHIP      CLASS
W. James                     President, 1994-     ,        52            1988              1998              1,000          *
Farrell                      Illinois Tool Works Inc.
                             (ITW); Executive Vice
                             President and President,
                             1983-94, Specialty
                             Mechanical and Adhesive
                             Products Group, ITW
                             (highly engineered
                             products and systems).

Jack D.                      President and CEO, 1991-      57            1990              1998             74,767          *
Michaels (1)                 , President, 1990-91, HON
                             INDUSTRIES Inc.; President
                             and CEO, 1987-90, Hussmann
                             Corporation (food service
                             refrigeration equipment).


Michael S.                   Senior Vice President,        57            1980              1998              6,000          *
Plunkett (2)                 Engineering, Technology &
                             Human Resources,
                             1986-     , and Director,
                             1986-93, Deere & Company
                             (mobile power machinery).

Herman J.                    Retired Vice Chairman of      78            1980              1998              2,000          *
Schmidt (3)                  Mobil Oil Corporation.
                             Director of various
                             corporations.

                                           INCUMBENT DIRECTORS

                                                                                                              COMMON STOCK
                                                                                                          AS OF MARCH 14, 1995
                                                                                                          ---------------------
                                                                                                          AMOUNT AND
                              PRINCIPAL OCCUPATION AND                                                     NATURE OF     PERCENT
CONTINUING                   BUSINESS EXPERIENCE DURING                DIRECTOR          TERM             BENEFICIAL       OF
DIRECTORS                        THE PAST FIVE YEARS      AGE           SINCE           EXPIRES            OWNERSHIP      CLASS
Robert W. Cox                Counsel, Baker & McKenzie;    57            1994            1997                1,000          *
                             Chairman of the Policy
                             Committee, 1992-94,
                             Managing Partner and
                             Chairman of the Executive
                             Committee and the
                             Strategic Planning
                             Committee, 1984-92, Baker
                             & McKenzie (an
                             international law firm).

Stanley M. Howe              Chairman, 1984-     ,         71            1958            1997            1,999,569(4)(5)   6.52%
                             President, 1964-90, CEO,
                             1979-91, HON INDUSTRIES
                             Inc.

Lee Liu (6)                  Chairman, President and       61            1990            1997                1,550(4)       *
                             CEO, 1993-    , President
                             and CEO, 1991-93,
                             Director, 1991-93, IES
                             Industries Inc.; Chairman
                             and CEO, 1995-    ,
                             Chairman, President and
                             CEO, 1994-95, IES
                             Utilities; Chairman,
                             President, and/or CEO,
                             1990-93, various
                             affiliates or predecessor
                             companies to IES
                             Industries Inc. and IES
                             Utilities (energy,
                             transportation, and
                             telecommunications).

Lorne R. Waxlax (7)          Executive Vice President,     61            1994              1997              2,900          *
                             Diversified Group,
                             1985-93, The Gillette
                             Company.

Celeste C. Michalski         Assistant Comptroller,        52            1993              1996                700          *
                             1994-      , NYNEX;
                             Comptroller, 1993-94, New
                             York Telephone, largest
                             operating company of
                             NYNEX; Vice President and
                             Controller, 1988-93,
                             Gencorp, Inc.

Richard H. Stanley           Vice Chairman,                62            1964              1996        2,631,790(4)(8)     8.59%
                             1979-      , HON
                             INDUSTRIES Inc.;
                             President, 1986-      , SC
                             Companies, Inc.; Chairman,
                             1984-      , Stanley
                             Consultants, Inc.
                             (international
                             engineering, architecture,
                             planning, and management);
                             President, 1984-       ,
                             The Stanley Foundation
                             (private operating
                             foundation).

Jan K. Ver Hagen             President and COO, October    57            1992              1996              1,000          *
                             1994-      , Director,
                             October 1994-     ,
                             Executive Vice President,
                             May 1994-October 1994,
                             United Dominion Industries
                             Ltd. (manufacturing,
                             engineering, and
                             construction); Vice
                             Chairman and Director,
                             1988-1994, Emerson
                             Electric Co.

- ----------------
   *  Less than 1 percent.

NOTES

(1) Mr. Michaels is also a director of Huffy Corporation, which has a class of securities registered with the Securities and Exchange Commission.

(2) Mr. Plunkett is also a director of Bank One, Quad Cities, NA, which has a class of securities registered with the Securities and Exchange Commission.

(3) Mr. Schmidt is also a director of H.J. Heinz Co., MAPCO Inc., Seligman Select Municipal Fund, Inc., Seligman Quality Municipal Fund, Inc., Seligman Mutual Funds, and Tri-Continental Corporation, each of which has a class of securities registered with the Securities and Exchange Commission.

(4) Figures include shares held by or for the benefit of the spouse and/or children of Mr. Howe, 1,180,447; Mr. Liu, 550; and Mr. Stanley, 89,736. Each Director disclaims beneficial ownership of such respective shares.

(5) Includes 186,528 shares owned by The Howe Foundation. Mr. Howe is President and a director of The Howe Foundation and, as such, shares voting and dispositive powers as to shares held by such entity, of which he disclaims "beneficial ownership."

(6) Mr. Liu is also a director of Eastman Chemical Company and Principal Financial Group, each of which has a class of securities registered with the Securities and Exchange Commission.

(7) Mr. Waxlax is also a director of Waban, Inc., Clean Harbors Inc., and Amtrol Inc., each of which has a class of securities registered with the Securities and Exchange Commission.

(8) Includes 13,072 shares beneficially and indirectly owned by Mr. Stanley as co-trustee of the C. Maxwell Stanley and Elizabeth M. Stanley Real Estate Trust. Also includes 2,390,052 shares owned by The Stanley Foundation and 23,498 shares owned by E & M Charities. Mr. Stanley is President and a director of The Stanley Foundation and a director of E & M Charities and, as such, shares voting and dispositive powers as to shares held by such entities, of which he disclaims "beneficial ownership." See "Beneficial Owners of Common Stock" on the following page.

BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information known as of March 14, 1995, with respect to any person who is known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock. The table also includes any non-Director executive officers included in the Summary Compensation Table.

NAME AND ADDRESS OF                      AMOUNT AND NATURE OF   PERCENT
BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP   OF CLASS
State Farm Insurance Companies                 3,683,200         12.02%
One State Farm Plaza
Bloomington, Illinois 61701

Bandag, Incorporated                           2,395,000          7.82%
Bandag Center
Muscatine, Iowa 52761

The Stanley Foundation                         2,390,052          7.80%
216 Sycamore Street
Muscatine, Iowa 52761

Stanley M. Howe                                1,999,569          6.52%
1124 Oakland Drive
Muscatine, Iowa 52761

Terrance L. and Loretta B. Mealy               1,646,064          5.37%
301 East Second Street
Muscatine, Iowa 52761

George J. Koenigsaecker III                       25,175             *

R. Michael Derry                                   4,655             *

E. William Housh                                   4,093             *

All Directors and Officers as a Group          4,594,631 (1)     14.99%

- -------------
  * Less than 1 percent.

NOTES

(1) After elimination of duplication caused by shared voting or dispositive powers of certain stock listed in the above table.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock, and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with.

BOARD MEETINGS, COMMITTEES, AND FEES

The Board of Directors held four regular meetings and one special meeting during the last fiscal year. The Board has three standing committees which deal with audit matters, compensation, and nominations to the Board.

The Audit Committee consists of Richard H. Stanley, W. James Farrell, and Celeste C. Michalski, and it met five times during the last fiscal year. The Committee recommends selection of independent auditors and verifies auditors' performance, fees, and audit plans prior to the audit. The Committee also reviews the annual financial statements, the auditors' management letter with both outside auditors and management, the annual pension and profit-sharing audits, nonaudit services provided by outside auditors, the Company's insurance coverage, and any other financial matters as directed by the Board.

The Human Resources and Compensation Committee is comprised of Lee Liu, Robert
W. Cox, and Herman J. Schmidt, and it met four times during the last fiscal year. The Committee reviews executive compensation, benefit programs for all employees, management's recommendations on election of officers, and human resources development.

The Public Policy and Corporate Governance Committee is comprised of Jan K. Ver Hagen, Michael S. Plunkett, and Lorne R. Waxlax, and it met four times during the last fiscal year. The Committee monitors social accountability, recommends changes in Board size, oversees committee jurisdiction and assignments, and proposes nominees for election to the Board of Directors. The Committee will consider candidates for Board membership recommended in writing by Shareholders by the deadline for Shareholder proposals.

Each outside Director receives a quarterly retainer of $4,500. Each Director receives $1,000 for each Board meeting and for each special meeting of a committee of which the Director is a member (or $2,000 in each case if more than six hours of round-trip travel time is required). Each Director receives a $500 fee for each telephone conference meeting. Directors are also paid travel and related expenses for meetings attended.

REQUIRED VOTE

The election of the above nominees as Directors requires the affirmative vote of the holders of two-thirds of the Shares present or represented and entitled to vote at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

EXECUTIVE COMPENSATION

The following tables set forth the compensation awarded to, earned by, or paid to the Company's CEO and the other four most highly compensated executive officers of the Company for the years indicated:

                                                       SUMMARY COMPENSATION TABLE

                                                  Annual                        Long-Term
                                               Compensation                    Compensation
                                               ------------                    ------------
Name and                   Fiscal                               Other    Restricted        LTIP      All Other
Principal                   Year       Salary     Bonus/1/     Annual      Stock        Payouts/4/    Compen-
Position                                ($)         ($)        Compen-   Awards/3/         ($)       sation/5/
                                                              sation/2/     ($)                         ($)
                                                                 ($)
Jack D. Michaels            1994       385,000    327,000      20,442                     318,022      16,745
President and CEO           1993       366,667    285,000      12,830                                  23,017
                            1992       350,000    250,000      13,091                                  25,379

George J.                   1994       227,000    150,000      18,390                                  15,937
Koenigsaecker III           1993       221,001    109,000       9,031                                   7,610
Senior Vice President       1992       143,336    120,000      30,423        148,085

E. William Housh            1994       201,433    108,000      31,955                                  16,993
President, The HON          1993       193,114     96,000      51,490                      15,159      24,520
Company                     1992       191,000     85,000      13,712                                  24,413

Stanley M. Howe             1994       150,000    126,000      33,778                     285,581      16,980
Chairman                    1993       166,667    105,000      10,609                     285,581      23,321
                            1992       216,667    150,000      12,488                                  23,008

R. Michael Derry            1994       172,267     57,000      12,768                     159,011      16,745
Senior Vice President,      1993       167,667     55,000      10,910                                  20,408
Administration              1992       160,667     50,000       8,590                                  19,000
- ----------------------

NOTES

/1/ The figures for executive bonuses reflect the awards of bonuses for the relevant fiscal years under the Company's Executive Bonus Plan. The bonuses are payable in three installments over a two-year period, subject generally to a participant's continued employment with the Company at the time of payment.

/2/ The figures in this column reflect cash profit-sharing payments; one-time, lump-sum salary payments; interest on LTIP Payouts; and relocation expenses.
The cash profit-sharing payments are made under the Company's Cash Profit-Sharing Plan, a plan generally applicable to all members. The profit-sharing payments made in the 1994, 1993, and 1992 fiscal years were as follows: Mr. Michaels - $9,368; $12,830; $13,091; Mr. Koenigsaecker - $9,450; $4,510; $-0-;
Mr. Housh - $9,450; $13,061; $13,712; Mr. Howe - $9,368; $10,609; $12,488; and
Mr. Derry - $9,368; $10,910; $8,590. Cash profit-sharing is earned on a non-fiscal year cycle. The one-time, lump-sum salary payments in 1994 were as follows: Mr. Michaels - $7,500; Mr. Koenigsaecker - $8,940; Mr. Housh - $6,050; and Mr. Derry - $3,400. Mr. Howe received no lump-sum payment. The figures also reflect interest payments for fiscal year 1994 on LTIP Payouts to Messrs. Michaels and Howe of $3,574 and $24,410, respectively. Also included are relocation expense reimbursements of $4,521 and $30,423 in the 1993 and 1992 fiscal years for Mr. Koenigsaecker and $16,455 and $38,429 in the 1994 and 1993 fiscal years for Mr. Housh.

/3/ In the 1993 and 1992 fiscal years, Mr. Michaels received $3,400 and $9,350 in lieu of but equal to dividends on the unvested portion of his 1990 restricted stock award, all of which became vested during the 1993 fiscal year. In the 1994, 1993, and 1992 fiscal years, Mr. Koenigsaecker received $1,031; $1,688; and $1,744 in lieu of but equal to dividends on the unvested portion of his 1992 restricted stock award, all of which will become vested in the 1995 fiscal year.

/4/ These payouts vested in the designated fiscal periods. The payouts for Mr. Michaels and Mr. Derry represent cumulative appreciation over a five-year period starting January 1, 1990 on 200,000 units and 100,000 units, respectively, of permanent capital of HON INDUSTRIES Inc. and, at the direction of the Board of Directors, have been partially or wholly paid in 1995, rather than in three payments over a two-year period as otherwise specified by the Executive Long-
Term Incentive Compensation Plan.   Mr. Michaels received a payout of $268,022
in 1995 and will receive the remaining $50,000 in three installments over a two-year period. Mr. Howe's payout represents cumulative appreciation over the five-year period starting January 1, 1989 on 600,000 units of permanent capital of HON INDUSTRIES Inc., as reflected in the following accruals by the Company which were disclosed (except for 1992) in the Company's proxy statements for the following fiscal years: 1989 - $93,300; 1990 - $171,384; 1991 - $143,451; 1992
- - $196,183; and 1993 - $252,425.  Of the total earned of $856,743, one-third was paid in 1994, one-third has been paid in 1995, and one-third will be paid in 1996. See discussion of Executive Long-Term Incentive Compensation Plan on page 12 of the Report of the Human Resources and Compensation Committee on Executive Compensation.

/5/ Included are Company contributions to the HON Members Company Ownership Plan and the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan, as well as the dollar value of Company-paid life insurance premiums under the HON INDUSTRIES Inc. Flexible Benefits Plan, all of which are generally applicable to all members. The amounts paid under the HON Members Company Ownership Plan in the 1994, 1993, and 1992 fiscal years were as follows: Mr. Michaels - $3,007, $4,690, $4,606; Mr. Koenigsaecker - $3,007, $1,485, and $-0-; Mr. Housh -
$3,007, $4,690, $4,606; Mr. Howe - $3,007, $4,690, $4,606; and  Mr. Derry -
$3,007, $4,134, $3,833. The amounts paid under the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan in the 1994, 1993, and 1992 fiscal years were as follows: Mr. Michaels - $12,838, $17,978, $18,105; Mr. Koenigsaecker - $12,582,
$6,009, $-0-; Mr. Housh - $12,582, $18,980, $19,530; Mr. Howe - $12,838,
$17,978, $18,105; and Mr. Derry - $12,838, $15,850, $15,069.  The dollar value of Company-paid life insurance premiums under the HON INDUSTRIES Inc. Flexible Benefits Plan in the 1994, 1993, and 1992 fiscal years were as follows: Mr. Michaels - $900, $349, $2,668; Mr. Koenigsaecker - $348, $116, $-0-; Mr. Housh -
$1,404, $850, $277; Mr. Howe - $1,135, $653, $297; and Mr. Derry - $900, $424,
$98.


          LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR /1/


                                      Number of     Performance         Estimated Future Payouts Under
                                       Shares,          or                        Non-Stock
                                      Units, or    Other Period              Price-Based Plans/4/
           Name                         Other          Until
                                      Rights/2/    Maturation or    Threshold/5/    Target/6/    Maximum/7/
                                                     Payout/3/           ($)           ($)           ($)
Jack D. Michaels                       200,000      Five Years        - - - -        320,000       - - - -

George J. Koenigsaecker, III            50,000      Five Years        - - - -         80,000       - - - -
                                        25,000      Five Years        - - - -        180,000       - - - -

E. William Housh                       - - - -       - - - -          - - - -        - - - -       - - - -

Stanley M. Howe                        - - - -       - - - -          - - - -        - - - -       - - - -

R. Michael Derry                        50,000      Five Years        - - - -         80,000       - - - -

______________
NOTES

/1/ The performance criterion is the appreciation in permanent capital in the business unit as to which the long-term incentive award is granted.
Appreciation is measured on a net cumulative basis over the award period. Under the Company's Executive Long-Term Incentive Compensation Plan, permanent capital may be defined by the Board of Directors and generally means total assets less current liabilities (excluding current portions of long-term debt and capital lease obligations). Appreciation is defined as after-tax net income exclusive of non-operating items such as gains and losses from sales of assets and sales, transfers, or redemptions of permanent capital, and certain other extraordinary and non-operating items.

/2/ Awards under the Company's Executive Long-Term Incentive Compensation Plan are based upon appreciation on units of permanent capital of HON INDUSTRIES Inc. or one of its business units. Each unit of permanent capital is equal to one dollar. All listed awards are based upon the financial and business performance of the Company, except for Mr. Koenigsaecker's 25,000 unit award which is based upon the financial and business performance of The HON Company, a business unit of the Company.

/3/ An award normally is made for a period of five fiscal years, unless another period is designated by the Board of Directors. An award is subject to forfeiture if a participant's employment ends prior to the award vesting for any reason other than death, disability, change in control, or retirement after age
62. Payouts are made in three equal installments over a two-year period, unless otherwise determined by the Board of Directors.

/4/ An award payout is equal to the net cumulative appreciation (or depreciation) on units of permanent capital. An award payout is designed to correlate directly to the financial performance of the relevant business unit.

/5/ Threshold amounts are not specified under the Company's Executive Long-Term Incentive Compensation Plan but as a practical matter are zero, since a participant will not receive any award payout if there is no net cumulative appreciation or net growth over the award period in the permanent capital of the relevant business unit.

/6/ Target amounts for each officer are based on historical and projected net cumulative appreciation on the permanent capital of these business units, with reference to the immediately preceding fiscal year.

/7/ Maximum amounts are not specified under the Company's Executive Long-Term Incentive Compensation Plan but are dependent upon the net cumulative appreciation or net growth in the permanent capital of the relevant business unit, which is itself based on such business unit's financial and business performance and is governed by such practical limitations as the size of the market, the rigors of competition, and the business unit's manufacturing capacity.



PERFORMANCE GRAPH

The comparative performance of the Company's Common Stock against the indexes as depicted in the following graph is dependent on the price of the stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company's Common Stock may vary based on the strength or weakness of the stock price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that the graph should be considered as the sole indicator of Company performance.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN  /1/
       Among HON INDUSTRIES Inc., S & P 500 Index, and Office Furniture
                              Industry Group /2/

                                  TOTAL RETURN

                       [PERFORMANCE GRAPH APPEARS HERE]

      This graph assumes $100 invested on December 28, 1989, in HON INDUSTRIES Inc. Common Stock, and $100 invested on December 31, 1989, in each of S & P 500 Stocks and Office Furniture Industry Group Stocks.


  MEASUREMENT PERIOD                                             OFFICE FURNITURE
  FISCAL YEAR COVERED      HON INDUSTRIES INC.  S & P 500 INDEX   INDUSTRY GROUP
Measurement Pt-12/28/89          $100.00            $100.00           $100.00
               12/28/90            86.49              93.44             88.16
               12/27/91           117.19             118.02            108.28
               12/31/92           145.71             123.29            126.34
               12/31/93           169.87             131.99            177.49
               12/30/94           170.97             129.96            153.08
- -----------

NOTES

/1/ The Total Return figures for each year assume reinvestment of dividends and are based upon the closing stock price on the last trading day of the Company's fiscal year for the Company and the last trading day of December for each corresponding year for both the S & P 500 Index and Office Furniture Industry Group.

/2/ The Office Furniture Industry Group is a composite peer index selected by the Company and weighted by market capitalization. The companies include Herman Miller, Inc.; Kimball International, Inc.; La-Z-Boy Chair Co.; Shelby Williams Industries, Inc.; and TAB Products Company.

            REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
                OF THE BOARD OF DIRECTORS OF HON INDUSTRIES INC.
                           ON EXECUTIVE COMPENSATION

OVERALL POLICY. The Company's executive compensation program is designed to be linked to Company performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting its business goals and objectives.

The executive compensation strategy is designed to: (i) ensure the total program will be able to attract, motivate, and retain executives of the highest quality; (ii) relate total compensation to individual executive performance and the performance of the business unit he or she manages; and (iii) provide incentives for high levels of performance.

The Company also believes executive compensation should be subject to objective review. For this reason, the Human Resources and Compensation Committee of the Board of Directors was established and has now been in operation for many years. All matters pertaining to executive compensation are submitted to the outside Directors of the Board for approval following review and recommendation by the Committee.

Operating within the framework of a statement of duties and responsibilities established by the Board of Directors, the Committee's role is to assure the
Company's: (1) compensation strategy is aligned with the long-term interest of the Shareholders; (2) compensation structure is fair and reasonable; and (3) compensation reflects both Company and individual performance. The Committee utilizes comparative compensation surveys developed by independent organizations in discharging its responsibilities.

For purposes of administering awards under the Company's Executive Bonus and Executive Long-Term Incentive Compensation Plans, the Committee has reviewed the federal income tax legislation adopted during 1993 limiting the deductibility of certain executive compensation in excess of $1 million. The Committee has determined that it is highly unlikely that payouts under the Corporation's existing programs would be affected by this limitation during 1995. The Committee expects to continue to monitor the impact of this legislation in future years.

The Committee is comprised of three Directors, none of whom are current or former members of the Company. There are no interlocking Board memberships between the Company and the outside Directors. The Committee met four times during fiscal 1994.

EXECUTIVE COMPENSATION PROGRAM. The Company's executive compensation program consists of the following components:

Base Salary. Base salaries are initially determined by evaluating the responsibilities of a position, the experience of a candidate, his or her prior compensation, and compensation for positions having similar scope and accountability within the Company. Basic comparisons are made to similar size companies in the durable goods manufacturing industry, based upon surveys prepared by reputable independent organizations. In general, the Company uses as a guide the middle range of base compensation in such surveys. While some of the companies in the peer group chosen for comparison of shareholder returns in the performance graph on page 10 may be included in the surveys considered by the Committee in setting executives' salaries, there is no set peer group against which those salaries are measured. Instead, the Company reviews broader based data for the durable goods manufacturing industry and, when available, industry specific data relative to a particular position. Salary adjustments are usually made annually for executive officers by considering an executive's performance, changes in his or her responsibilities, and by reference to salary surveys for comparably situated executives with companies of similar size in the durable goods manufacturing industry. In 1994, in deference to a corporate-wide program designed to contain salaries generally, Mr. Michaels declined a competitive increase in his salary that was based upon such a comparison.

Executive Bonus Plan. There are currently 55 members participating in the Company's Executive Bonus Plan ("Bonus Plan"). Bonuses are normally awarded annually based upon the Company's or an operating unit's prior fiscal year performance. The goals of the Bonus Plan are to motivate and reward Company, business unit, and individual accomplishments. Performance criteria include:
(i) return on assets/equity level and trend, (ii) market share level and trend,
(iii) significant actions and accomplishments which promote long-term growth and profitability, (iv) achievement of annual strategic objectives, and (v) pursuit and achievement of the Company's Vision Statement, which states: HON INDUSTRIES SHALL BE PROFITABLE, BE ECONOMICALLY SOUND, PURSUE SOUND GROWTH, BE A SUPPLIER OF QUALITY PRODUCTS AND SERVICES, BE A GOOD PLACE TO WORK, AND

BE A RESPONSIBLE CORPORATE CITIZEN. Primary among these performance criteria are profitable sales growth, return on assets/equity and achievement of related strategic objectives.

The level of an individual award is determined by the potential impact an executive has over the realization of Company profits and growth. Bonus awards cannot exceed 100 percent of base salary for the Chairman of the Board and the President and CEO, 75 percent of base salary for the head of an operating company, 50 percent of base salary for any other officer, or 25 percent of base salary for any other participant. In 1994, the awards earned by executive officers under the Bonus Plan ranged from 16 percent to 76 percent of base salary.

Each award is paid in three installments over two years: (1) the first installment is equal to one-half of the award; and (2) the second and third installments are each equal to one-fourth of the award. In order to earn and receive payment, the participant must be employed with the Company through the date of payment of each installment. Bonuses are awarded and paid in cash. If Shareholders approve the 1995 Stock-Based Compensation Plan, then the Committee may change the Bonus Plan to permit the Companys use of Common Stock as well as cash to satisfy its obligations thereunder.

Executive Long-Term Incentive Compensation Plan. There are currently 17 participants in the Company's Executive Long-Term Incentive Compensation Plan ("LTIP"), including operating company presidents and certain key corporate officers. Its purpose is to focus the attention of senior executives on the long-term health of the Company. An additional purpose is to strengthen the ability of the Company to attract, motivate, and retain senior executives of high caliber.

Awards made under the LTIP are in the form of rights to the appreciation, over a five-year period, in the value of units of permanent capital of the Company and/or one of its operating companies. Awards are granted at the discretion of the Board of Directors. The size of an award is dependent upon the impact the executive has on the long-term realization of Company and/or business unit sales and profits. The ultimate value of an award payout is dependent on the financial performance of the Company and/or the applicable business unit.

Rights to award payouts become vested at the end of the award period or on death, disability, retirement at age 62, or change in corporate control. Award payouts are made in cash in three equal installments over two years unless the Board of Directors approves a different payout schedule. If Shareholders approve the 1995 Stock-Based Compensation Plan, then the Committee may change the LTIP to permit the Companys use of Common Stock as well as cash to satisfy its obligations thereunder.

CEO COMPENSATION. In determining Jack D. Michaels' compensation, the Committee considers the Company's success in meeting its performance goals in the areas of profitability, return on equity, sales growth, financial soundness, member relations, and corporate citizenship, as well as the assessment of the Committee and the Board of Directors of Mr. Michaels' individual performance. The Committee also considers the compensation levels of chief executive officers as shown by reputable independent surveys for organizations of equivalent size in the durable goods manufacturing industry. Overall, profitable sales growth, return on equity and achievement of related strategic business objectives are the primary measures of the CEO's performance. In recent years, the Company has achieved record performance by these measures and believes these results would not have been attained without the excellent performance by the CEO in member/employee relations.

The Company achieved very positive results in fiscal 1994 under Mr. Michaels' leadership. Net income, net sales, and earnings per share reached all-time highs. Year over year, the Company had a 20 percent increase in net income, an
8.4 percent increase in net sales, and a 29 percent return on average equity.

Under the Bonus Plan, Mr. Michaels received a 1994 award of $327,000 as compared to a 1993 award of $285,000. Mr. Michaels' bonus was in recognition of the strong Company performance in fiscal 1994 and his leadership in positioning the Company for profitable growth in the future.

HUMAN RESOURCES AND
 COMPENSATION COMMITTEE
Lee Liu, Chairperson
Robert W. Cox
Herman J. Schmidt

SALARY DEFERRAL PLAN

The Company's Salary Deferral Plan allows Directors and officers to defer receiving any or all current compensation until specific future years chosen by them. During the deferral period, interest is credited to an individual's account at a rate one-half of one percent below the prime interest rate.

CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

The Company has entered into change in control employment agreements with corporate officers and certain other key employees. According to the Agreements, a change in control occurs when a third person or entity becomes the beneficial owner of 20 percent or more of the Company's common stock or when more than one-third of the Company's Board of Directors is composed of persons not recommended by at least three-fourths of the incumbent Board of Directors. Upon a change in control, an executive has a two-year employment contract with the Company, and all his or her benefits are vested under Company plans. If, at any time within two years of the change in control, his or her position, salary, bonus, place of work or Company-provided benefits are modified, or employment is terminated by the Company for any reason other than cause or by the executive for good reason, as such terms are defined in the Agreement, then the executive is entitled to receive a severance payment equal to two times the sum of (i) the executives annual base salary and (ii) the average of the executives annual bonuses for the prior two years.


PROPOSAL NO. 2 - ADOPTION OF THE 1995 STOCK-BASED COMPENSATION PLAN

GENERAL

As described in this Proxy Statement under the caption "Report of the Human Resources and Compensation Committee," the Company's executive compensation program is designed to be linked to Company performance. The Bonus Plan and the LTIP provide for performance-based compensation payable in cash. Consistent with the purposes of those plans, and any compensation programs of a similar nature that might be adopted by the Company in the future, the Board of Directors is proposing for Shareholder approval the 1995 Stock-Based Compensation Plan (the "1995 Plan"). This will allow existing plans to pay awards thereunder to participants partly or all in shares of Common Stock rather than entirely in cash.

Also, non-employee directors will be able to elect to receive all or a portion of their annual retainers in the form of shares of Common Stock. Eight non-employee directors and approximately 80 employees are eligible to participate in the 1995 Plan. Reference is made to Exhibit A to this Proxy Statement for the complete text of the 1995 Plan which is summarized below.

DESCRIPTION OF THE 1995 PLAN

Administration. The 1995 Plan will be administered by the Human Resources and Compensation Committee of the Board of Directors (the "Committee") consisting of not less than three directors who are not eligible to receive discretionary awards under the 1995 Plan or any other plan of the Company.

Subject to the express provisions of the 1995 Plan, and except for shares of Common Stock granted to non-employee directors in lieu of all or a portion of their annual retainers, the Committee has the authority to select eligible officers and other key employees who will receive awards and determine all of the terms and conditions of each award. To the extent determined by the Committee, awards will be evidenced by a written agreement containing such provisions not inconsistent with the 1995 Plan as the Committee deems appropriate. The Committee will also have authority to prescribe rules and regulations for administering the 1995 Plan and to decide questions of interpretation or application of any provision of the 1995 Plan. Except with respect to grants to executive officers of the Company, the Committee may delegate some or all of its power and authority to administer the 1995 Plan to the President and Chief Executive Officer or other executive officer of the Company.

Available Shares. Under the 1995 Plan, upon approval of the 1995 Plan by shareholders, as of January 1, 1995 and the first day of each subsequent calendar year during the term of the 1995 Plan, one-half of one percent (.5%) of the issued and outstanding shares of Common Stock, plus any shares previously available under the 1995 Plan but not subject to grants thereunder, will be available for awards to officers, other key employees, and non-employee directors. The number of shares available under the 1995 Plan will be subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization.

Change in Control. In the event of certain acquisitions of 20 percent or more of the Common Stock; or if two-thirds or more of the Company's Board of Directors consists of persons who have not been approved by the incumbent Board of Directors; or if shareholders of a reorganization, merger, or consolidation (unless the Company's shareholders receive 50 percent or more of the stock of the surviving company); or if shareholders approve a liquidation, dissolution, or sale of all or substantially all of the Company's assets, all awards will be "cashed-out" by the Company, except, in the case of a merger or similar transaction in which the shareholders receive publicly traded common stock; then all awards will vest and will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

Effective Date, Termination and Amendment. If approved by Shareholders, the 1995 Plan will become effective as of May 9, 1995 and will terminate ten years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 1995 Plan at any time except that, without the approval of the shareholders of the Company, no amendment may, among other things, (i) increase the number of shares of Common Stock available under the 1995 Plan, or
(ii) extend the term of the 1995 Plan.

Bonus Stock and Restricted Stock Awards. The 1995 Plan provides for the grant of (i) bonus stock awards, which are vested upon grant, although they may be subject to limitations on transfer, and (ii) restricted stock awards which are vested only upon satisfaction of certain conditions and may not be transferred prior to the time the restrictions. Shares of restricted stock will be non-transferable and, except to the extent otherwise determined by the Committee, subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period. Unless otherwise determined by the Committee, the holder of a restricted stock award will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

Performance Share Awards. The 1995 Plan also provides for the grant of performance shares. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive a share of Common Stock, which may be subject to restrictions, or the fair market value of such performance share in cash. Prior to the settlement of a performance share award in shares of Common Stock, the holder of such award will have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to the award. Performance shares will be non-transferable and, except to the extent otherwise determined by the Committee, subject to forfeiture if the specified performance measures are not attained during the applicable performance period.

Grants of Shares to Non-Employee Directors. Each non-employee director will be allowed to elect to receive shares of Common Stock with a fair market value equal to all or a portion of the director's then annual retainer for the period commencing on the date of each annual meeting of the Company's shareholders. Any such election must be made at least six months prior to its effective date, and once made will be irrevocable.

Federal Income Tax Consequences. The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to awards under the 1995 Plan.

A participant receiving restricted stock, will not recognize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions generally is deductible by the Company as compensation expense, except to the extent the $1 million deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation, rather then dividend income, in an amount equal to the dividends paid, and the Company generally will be entitled to a corresponding deduction, except to the extent the deduction limit of Section 162(m) of the Code apply. (See "Report of the Human Resources and Compensation Committee of the Board of Directors of HON INDUSTRIES Inc. on Executive Compensation -- Overall Policy".)

A participant receiving bonus stock, including the shares awarded to non-employee directors, will recognize taxable income at the time the bonus stock is awarded in an amount equal to the then fair market value of such stock. This amount is deductible by the Company as compensation expense, except to the extent the deduction limit of Section 162(m) of the Code applies.

A participant receiving performance shares will not recognize taxable income upon the grant of such shares and the Company will not be entitled to a tax deduction at such time. Upon the settlement of performance shares, the participant will recognize ordinary income in an amount equal to the fair market value of any shares delivered and any cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limit of Section 162(m) of the Code applies.

The following table sets forth the maximum number of shares of stock which could be granted during a year if a non-employee director elects to receive all of the director's annual retainer in shares of common stock.


                                   1995 PLAN

     Position                                                        Shares
     --------                                                        ------

     All Non-Employee Directors as a Group (9 persons).............   4,797

Common Stock would be granted with a value equal to up to $16,000. Based on a market price of $29.375 per share on March 14, 1995 and a current annual cash retainer of $16,000, a non-employee director could elect to receive as many as 544 shares of Common Stock and be paid in cash for any remaining fraction of a share.

REQUIRED VOTE

The adoption of the 1995 Plan requires the affirmative vote of the holders of a majority of Shares present or represented and entitled to vote at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1995 PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

INDEPENDENT AUDITORS

Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

Proposals by Shareholders intended to be presented at the 1996 Annual Meeting must be received at the Company's executive offices no later than November 25, 1995, to be included in the proxy statement and proxy form.

OTHER MATTERS

The Board of Directors knows of no other matters that will be brought before the Annual Meeting, but, if other matters properly come before the meeting, it is intended that the persons named in the proxy will vote the proxy according to their best judgment.

The entire cost of soliciting proxies for the Annual Meeting is paid by the Company. No solicitation other than by mail is contemplated.

ON WRITTEN REQUEST TO THE UNDERSIGNED AT 414 EAST THIRD STREET, P.O. BOX 1109, MUSCATINE, IA 52761-7109, THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO THE SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR.

Information set forth in this proxy statement is as of March 14, 1995, unless otherwise noted.

[SIGNATURE OF A. MOSBY HARVEY, JR.]

A. Mosby Harvey, Jr.
Vice President, General Counsel and Secretary
March 24, 1995

THE ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, WHICH INCLUDES FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS OF THE COMPANY TOGETHER WITH THIS PROXY STATEMENT. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                                                                       EXHIBIT A

                              HON INDUSTRIES INC.
                       1995 STOCK-BASED COMPENSATION PLAN


                                I.  INTRODUCTION

1.1 PURPOSES. The purposes of the 1995 Stock-Based Compensation Plan (the "Plan") of HON INDUSTRIES Inc. (the "Company") and its subsidiaries from time to time (individually a "Subsidiary" and collectively the Subsidiaries") are (i) to align the interests of the Company's shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other key employees and well-qualified persons who are not officers or employees of the Company for service as directors of the Company and (iii) to motivate such employees and Non-Employee Directors to act in the long-term best interests of the Company's shareholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

1.2 CERTAIN DEFINITIONS.

          "AGREEMENT" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

          "BOARD" shall mean the Board of Directors of the Company.

          "BONUS STOCK" shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

          "BONUS STOCK AWARD" shall mean an award of Bonus Stock under this Plan.

          "CHANGE IN CONTROL" shall have the meaning set forth in Section
5.8(b).

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMITTEE" shall mean the Committee designated by the Board, consisting of three or more members of the Board, each of whom shall be (i) a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code, subject to any transition rules applicable to the definition of outside director.

          "COMMON STOCK" shall mean the common stock, $1.00 par value per share, of the Company.

          "COMPANY" has the meaning specified in Section 1.1.

          "DISABILITY" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "FAIR MARKET VALUE" shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System on the date as of which such value is being determined, or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

          "INCUMBENT BOARD" shall have the meaning set forth in Section 5.8(b)(2) hereof.

          "NON-EMPLOYEE DIRECTOR" shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

          "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of payment with respect to such award. Such criteria and objectives may include, but are not limited to, the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return on equity, earnings of the Company, revenues, market share, cash flows or cost reduction goals, or any combination of the foregoing and any other criteria and objectives established by the Committee. In the sole discretion of the Committee, the Committee may amend or adjust (upward and downward) the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

          "PERFORMANCE PERIOD" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

          "PERFORMANCE SHARE" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu thereof, the Fair Market Value of such Performance Share in cash.

          "PERFORMANCE SHARE AWARD" shall mean an award of Performance Shares under this Plan.

          "RESTRICTED STOCK" shall mean shares of Common Stock which are subject to a Restriction Period.

          "RESTRICTED STOCK AWARD" shall mean an award of Restricted Stock under this Plan.

          "RESTRICTION PERIOD" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

          "STOCK AWARD" shall mean a Restricted Stock Award or a Bonus Stock Award.

          "TAX DATE" shall have the meaning set forth in Section 5.5.

1.3 ADMINISTRATION. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible officers and other key employees of the Company and its Subsidiaries: (i) Stock Awards in the form of Restricted Stock or Bonus Stock and (ii) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible officers and other key employees for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock or the number of Performance Shares subject to such an award, the time and conditions of settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

          The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an award under this Plan to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

          No member of the Board of Directors or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors, the Committee, the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Articles of Incorporation, By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

          A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers or other key employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-Employee Directors shall be eligible to participate in this Plan in accordance with Article IV.

1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 5.7, the total number of shares of Common Stock available for all grants of awards under this Plan in any calendar year, shall be one-half of one percent (.5%) of the outstanding and issued Common Stock as of January 1 of such year beginning January 1, 1995, plus the number of shares of Common Stock which shall have become available for grants of awards under this Plan in any and all prior calendar years, but which shall not have become subject to any award granted in any prior year.

          Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                               II.  STOCK AWARDS

2.1 STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award. Stock Awards may be made in satisfaction of the Company's obligations under the Company's Executive Bonus Plan, its Executive Long-Term Incentive Compensation Plan or any other Plan of a similar nature that may be adopted by the Company.

2.2 TERMS OF STOCK AWARDS. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

          (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of the Company during the specified Restricted Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period.

          Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods. Notwithstanding the foregoing, Bonus Stock Awards may be subject to restrictions on sale or transfer as the Committee may determine.

          (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder's name and may bear a legend, in addition to any legend required pursuant to Section 5.6, indicating that the ownership of the shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. During any period for which a Bonus Stock Award is subject to any restriction on sale or transfer, a certificate or certificates representing such award shall be registered in the holder's name and may bear a legend, in addition to any legend required pursuant to Section 5.6, indicating that the ownership of the shares represented by such certificate is subject to such restrictions. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), upon the expiration of any restriction on sale applicable to a Bonus Stock Award or upon the grant of a Bonus Stock Award not subject to any restrictions, in each case subject to the Company's right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

          (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a distribution in cash, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

2.3 TERMINATION OF EMPLOYMENT. Subject to Section 5.8, all the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with the Company of the holder of such Restricted Stock Award, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Restricted Stock Award.

                        III.  PERFORMANCE SHARE AWARDS

3.1 PERFORMANCE SHARE AWARDS. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

3.2 TERMS OF PERFORMANCE SHARE AWARDS. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

          (b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

          (c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 2.2(c) and the holder of such Restricted Stock shall have such rights of a shareholder of the Company as determined pursuant to Section 2.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.

3.3 TERMINATION OF EMPLOYMENT. Subject to Section 5.8, all the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any cancellation or forfeiture of such

Performance Share Award upon a termination of employment with the Company of the holder of such Performance Share Award, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Performance Share Award.

              IV.  PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

4.1 ELIGIBILITY. Each Non-Employee Director shall be eligible to elect to receive shares of Common Stock in accordance with this Article IV.

4.2 TIME AND MANNER OF ELECTION. At least six (6) months prior to the date of any annual meeting of shareholders of the Company during the term of this Plan, Non-Employee Directors may file with the Committee or its designee a written election to receive shares of Common Stock in lieu of all or a portion of such Non-Employee Director's future annual retainer, paid quarterly, exclusive of meeting or committee fees. Notwithstanding the foregoing, an election made by
(i) a Non-Employee Director in respect of the annual retainer payable for the period beginning on the date of the 1995 annual meeting of the shareholders of the Company or (ii) an individual who becomes a Non-Employee Director on a date less than six months prior to any annual meeting of shareholders, shall become effective on the first business day that is six months after the date ("Effective Date") such Non-Employee Director files such election, and such election shall be applicable only to the portion of such Non-Employee Director's annual retainer determined by multiplying such annual retainer by a fraction, the numerator of which is the number of calendar days from and including the Effective Date to and including the last day for which such Annual Retainer is payable and the denominator is 365. An election pursuant to this Section, once made, shall be irrevocable in respect to the annual retainer for which made.

          The shares to be issued pursuant to this Section shall be issued on each date on which an installment of the Non-Employee Director's annual retainer would otherwise be payable in cash. The number of such shares to be issued shall be determined by dividing the amount of the then payable installment of the annual retainer subject to an election under this Section by the Fair Market Value of a share of Common Stock on such date. Any fraction of a share shall be disregarded and the remaining amount of the annual retainer shall be paid in cash.


                                  V.  GENERAL

5.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the shareholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1995 annual meeting of shareholders, shall become effective on the date of such approval. This Plan shall terminate 10 years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

          Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the shareholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code; provided, however, that no amendment shall be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available for issuance under this Plan (subject to Section 5.7) or (b) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 AGREEMENT. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 NON-TRANSFERABILITY OF PERFORMANCE SHARES. No Performance Share, and to the extent provided pursuant to Section 2.2(c), no Bonus Stock Award, shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the

Exchange Act as set forth in the Agreement relating to such award. Each such award may be settled during the participant's lifetime only by the holder or the holder's legal representative or similar person. Except as permitted by the second preceding sentence, no such award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, it and all rights thereunder shall immediately become null and void.

5.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arising in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or
(ii) the holder may satisfy any such obligation by any of the following means:
(A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the holder has held for at least six months prior to the delivery of such shares and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, or (D) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. An Agreement may provide for shares of Common Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting or settlement date over (B) the exercise or base price, if any, of such award.

5.8 CHANGE IN CONTROL.

          (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of Common Stock that are registered under Section 12 of the Exchange Act, (i) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (ii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iii) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share shall be deemed to be satisfied at the maximum level, (iv) any other restrictions on sale or transferability shall terminate and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control.

          (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of Common Stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be cancelled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section (b)(1) or (2) below or within ten days of the approval of the shareholders of the Company contemplated by Section (b)(3) or
(4) below, a cash payment from the Company in an amount equal to, in the case of a Restricted Stock Award or Performance Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

          (b)  "Change in Control" shall mean:

          (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of d irectors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5.8(b); or

          (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of Common Stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

5.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.10 RIGHTS AS SHAREHOLDER. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

5.11 GOVERNING LAW. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.

                              HON INDUSTRIES INC.

    COMMON STOCK PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                          SHAREHOLDERS ON MAY 9, 1995.

The undersigned acknowledges receipt of a Notice of Annual Meeting and Proxy Statement dated March 24, 1995, and appoints Stanley M. Howe and Richard H. Stanley, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock, par value $1.00 per share, of HON INDUSTRIES Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of HON INDUSTRIES Inc. to be held at Muscatine, Iowa, on May 9, 1995, at 10:30 a.m. and any adjournment thereof. The proxies are directed to vote as checked on the reverse side on the following matters or otherwise in their discretion.

PROPOSAL NO. 1--ELECTION OF DIRECTORS--NOMINEES: For three-year terms: W. James
                Farrell, Jack D. Michaels, Michael S. Plunkett, Herman J.
                Schmidt.

PROPOSAL NO. 2--ADOPTION OF 1995 STOCK-BASED COMPENSATION PLAN.

The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matters in their discretion.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFICALLY DIRECTED HEREIN, OR, WHEN NO DIRECTION IS GIVEN, FOR BOTH PROPOSALS.

- --------------------------------------------------------------------------------
PROPOSAL NO. 1--ELECTION OF DIRECTORS (SEE REVERSE)    For  Withheld
                                                       [_]    [_]

Vote withheld from the following nominee(s):


PROPOSAL NO. 2--1995 STOCK-BASED COMPENSATION PLAN     For  Against  Abstain
                                                       [_]     [_]     [_]

- --------------------------------------------------------------------------------

PLEASE DATE, SIGN, AND MAIL IN ENCLOSED RETURN ENVELOPE.

                                Dated _________________________________, 1995

                                ------------------------------------------------

                                ------------------------------------------------
                                Signature(s) of Shareholder(s)

                                [_] Individual  [_] Corporation  [_] Partnership

                                [_] Other ____________________________

                                (Please date this proxy and sign exactly as your name or names appear hereon. If you sign as attorney, executor, administrator, trustee, guardian, custodian, or corporate official, please give your full title in such capacity.)